As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CORNERSTONE THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3523569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1255 Crescent Green Drive, Suite 250 Cary, North Carolina (Address of Principal Executive Offices)	27518 (Zip Code)
Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan
Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan
(Full title of the Plans)
Craig A. Collard
President and Chief Executive Officer
Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, North Carolina 27518
(919) 678-6611
(Name, address and telephone number, including area code, of agent for service)
Copies to:

David B. Clement Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center Raleigh, North Carolina 27601 (919) 821-1220	Scott B. Townsend, Esq. General Counsel and Executive Vice President of Legal Affairs Cornerstone Therapeutics Inc. 1255 Crescent Green Drive, Suite 250 Cary, North Carolina 27518 (919) 413-2840
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
to be registered	Registered	price per share	aggregate offering price	registration fee
Common Stock par value $0.001 per share	2,120,517 (1)	$1.71 (2)	$3,629,917 (3)	$142.66 (3)

(1)	Consists of 64,872 shares of Common Stock of Cornerstone Therapeutics Inc. (formerly named Critical Therapeutics, Inc.) (the “Registrant”) issuable pursuant to assumed options previously granted under the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, as amended and restated effective October 31, 2008 (the “2005 Stock Option Plan”), and 2,055,645 shares of Common Stock of the Registrant issuable pursuant to assumed options previously granted under the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated effective October 31, 2008 (the “2005 Stock Incentive Plan”), which options were assumed by the Registrant pursuant to the Agreement and Plan of Merger, dated as of May 1, 2008, by and among the Registrant, Neptune Acquisition Corp., a wholly owned subsidiary of the Registrant, and Cornerstone BioPharma Holdings, Inc., as more fully described in the explanatory note herein. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be offered or issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	Represents the weighted-average exercise price of the outstanding options under the 2005 Stock Option Plan and the 2005 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), the aggregate offering price and fee have been computed based upon the prices at which the options outstanding under the 2005 Stock Option Plan and the 2005 Stock Incentive Plan may be exercised.

EXPLANATORY NOTE
     On May 1, 2008, the Registrant, Neptune Acquisition Corp., a wholly owned subsidiary of the Registrant (the “Transitory Subsidiary”), and Cornerstone BioPharma Holdings, Inc. (“Cornerstone”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, the Transitory Subsidiary was to be merged with and into Cornerstone (the “Merger”), with Cornerstone continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Registrant.
     Pursuant to the Merger Agreement, on October 31, 2008, the effective time of the Merger, each outstanding option to purchase shares of Cornerstone common stock, whether vested or unvested, and all stock option plans or other stock or equity-related plans of Cornerstone themselves, insofar as they relate to outstanding Cornerstone stock options, was assumed by the Registrant and became an option to acquire, on the same terms and conditions as were applicable under such Cornerstone stock option immediately prior to the effective time of the Merger, such number of shares of the Registrant’s common stock as is equal to the number of shares of Cornerstone subject to the unexercised portion of such Cornerstone stock option immediately prior to the effective time of the merger multiplied by the exchange ratio of 0.2380837 (rounded down to the nearest whole share number), at an exercise price per share equal to the exercise price per share of such Cornerstone stock option immediately prior to the effective time of the merger divided by the exchange ratio (rounded up to the nearest whole cent).
     This Registration Statement on Form S-8 is being filed by the Registrant to register an aggregate of 2,120,517 shares of the Common Stock of the Registrant, par value $0.001 per share, underlying options issued under the 2005 Stock Option Plan and the 2005 Stock Incentive Plan. The Registrant expects that no future awards will be made under either the 2005 Stock Incentive Plan or the 2005 Stock Option Plan, and that any future awards to the Registrant’s employees, officers, directors, consultants and advisors will be made under the Registrant’s 2004 Stock Incentive Plan, and will be registered pursuant to a Registration Statement relating to such plan, Registration No. 333-131037, filed with the U.S. Securities and Exchange Commission on January 13, 2006.
PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
     (b) Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on April 16, 2008;
     (c) The Registrant’s Registration Statement on Form S-4 and amendments thereto and related proxy statement/prospectus containing selected historical consolidated financial information of Cornerstone BioPharma Holdings, Inc. and selected unaudited pro forma condensed combined financial information of Critical Therapeutics, Inc. and Cornerstone BioPharma Holdings, Inc., filed with the Commission on July 22, 2008, August 28, 2008, September 18, 2008, September 29, 2008 and October 6, 2008.
     (d) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008;
     (e) The Registrant’s Current Reports on Form 8-K/A filed on November 14, 2008 and April 2, 2008 and the Registrant’s Current Reports on Form 8-K filed on December 16, 2008, November 5, 2008, October 31, 2008, October 24, 2008, September 19, 2008, August 14, 2008, July 22, 2008, July 2, 2008, June 16, 2008, June 12, 2008, May 20, 2008, May 1, 2008, April 30, 2008, April 22, 2008, March 6, 2008, February 20, 2008, and January 18, 2008; and
     (f) The description of the Registrant’s Common Stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form S-4 and amendments thereto and related proxy statement/prospectus, filed with the Commission on July 22, 2008, August 28, 2008, September 18, 2008, September 29, 2008 and October 6, 2008.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation the certifications required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act, any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.
     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.

     Section 102 of the General Corporation Law of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breach of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.
     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     The Registrant’s Amended and Restated Certificate of Incorporation provides that:
•	The Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law; and

•	The Registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.
     The indemnification provisions contained in the Amended and Restated Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.
     The Registrant has entered into indemnification agreements with Craig A. Collard and Alastair McEwan. Among other things, the indemnification agreements require the Registrant to indemnify Messrs. Collard and McEwan for expenses incurred by Mr. Collard or Mr. McEwan in connection with actions or proceedings in connection with his service as a director, officer, employee, agent or fiduciary of the Registrant or of any other enterprise that he is or was serving at the Registrant’s express written request. The indemnification agreements also provide for mandatory advancement of expenses to Messrs. Collard and McEwan.
     In addition, the Registrant maintains insurance on behalf of its directors and officers insuring them against liability asserted against them in their capacities as directors or officers or arising out of such status.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767)).

4.2	Amendment to the Registrant’s Certificate of Incorporation, effecting a 10-to-1 reverse stock split of Critical Therapeutics, Inc.’s common stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

4.3	Amendment to the Registrant’s Certificate of Incorporation, changing the name of the corporation from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

4.4	Third Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007 (SEC File No. 000-50767)).

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

99.1	Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan (as Amended and Restated effective October 31, 2008) (Incorporated by reference to Exhibit 10.38 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

99.2	Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan (as Amended and Restated effective October 31, 2008) (Incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cary, State of North Carolina, on December 18, 2008.

CORNERSTONE THERAPEUTICS INC.
By:	/s/ Craig A. Collard
Craig A. Collard
President, Chief Executive Officer and Chairman
POWER OF ATTORNEY AND SIGNATURES
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Craig A. Collard and David Price, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
*                                *                                *                                *                                *

Name	Title	Date

/s/ Craig A. Collard Craig A. Collard	President, Chief Executive Officer and Chairman (Principal Executive Officer)	December 18, 2008

/s/ David Price David Price	Executive Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)	December 18, 2008

/s/ Chenyqua Baldwin Chenyqua Baldwin	Vice President, Finance, Chief Accounting Officer and Controller (Principal Accounting Officer and Controller)	December 18, 2008

/s/ Christopher Codeanne Christopher Codeanne	Director	December 18, 2008

/s/ Michael Enright Michael Enright	Director	December 18, 2008

/s/ Michael Heffernan Michael Heffernan	Director	December 18, 2008

/s/ Alastair McEwan Alastair McEwan	Director	December 18, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767)).

4.2	Amendment to the Registrant’s Certificate of Incorporation, effecting a 10-to-1 reverse stock split of Critical Therapeutics, Inc.’s common stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

4.3	Amendment to the Registrant’s Certificate of Incorporation, changing the name of the corporation from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

4.4	Third Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2007 (SEC File No. 000-50767)).

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

99.1	Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan (as Amended and Restated effective October 31, 2008) (Incorporated by reference to Exhibit 10.38 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).

99.2	Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan (as Amended and Restated effective October 31, 2008) (Incorporated by reference to Exhibit 10.37 to the Registrant’s Current Report on Form 8-K filed on November 5, 2008 (SEC File No. 000-50767)).